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                          AGREEMENT AND PLAN OF MERGER

                                      among

                              FFG INDUSTRIES, INC.,

                             FFG MERGER CORPORATION

                                       and

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.



                            Dated as of April 1, 2005





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                                TABLE OF CONTENTS

ARTICLE 1 - THE OFFER ..............................................................................      2

   1.1      The Offer. .............................................................................      2

   1.2      Company Actions. .......................................................................      3

   1.3      Directors of the Company. ..............................................................      4

   1.4      Stockholder Meeting. ...................................................................      6

   1.5      Offer Documents; Schedule 14D-9; Proxy Statement. ......................................      6

ARTICLE 2 - THE MERGER .............................................................................      7

   2.1      The Merger. ............................................................................      7

   2.2      Closing. ...............................................................................      7

   2.3      Effective Time. ........................................................................      7

   2.4      Effects of the Merger. .................................................................      7

   2.5      Certificate of Incorporation and By-laws of the Surviving Corporation. .................      7

   2.6      Directors and Officers of the Surviving Corporation. ...................................      8

   2.7      Conversion of Securities. ..............................................................      8

   2.8      Exchange of Certificates. ..............................................................      8

   2.9      Appraisal Rights. ......................................................................      10

   2.10     Rule 16b-3. ............................................................................      11

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..........................................      11

   3.1      Organization. ..........................................................................      11

   3.2      Capitalization. ........................................................................      12

   3.3      Authority. .............................................................................      13

   3.4      Consents and Approvals; No Violations. .................................................      13

   3.5      SEC Documents; Financial Statements; Undisclosed Liabilities. ..........................      14

   3.6      Absence of Certain Changes or Events. ..................................................      15

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
   3.7      Legal Proceedings. .....................................................................      17

   3.8      Compliance with Applicable Law; Permits. ...............................................      18

   3.9      Product Warranties; Warranty Claims. ...................................................      18

   3.10     Schedule 14D-9; Offer Documents; and Proxy Statement. ..................................      19

   3.11     Tax Matters. ...........................................................................      19

   3.12     Employee Benefits. .....................................................................      20

   3.13     Labor Matters. .........................................................................      23

   3.14     Environmental Matters. .................................................................      24

   3.15     Insurance. .............................................................................      26

   3.16     Opinion of Financial Advisor. ..........................................................      27

   3.17     Finders or Brokers. ....................................................................      27

   3.18     Material Contracts; Certain Matters. ...................................................      27

   3.19     Owned Real and Personal Property; Encumbrances. ........................................      30

   3.20     Leased Real and Personal Property. .....................................................      31

   3.21     Intellectual Property. .................................................................      32

   3.22     Agreements With Customers and Suppliers. ...............................................      34

   3.23     Corporate Documents; Books and Records. ................................................      34

   3.24     Powers of Attorney. ....................................................................      35

   3.25     Bank Accounts. .........................................................................      35

   3.26     Disclosure. ............................................................................      35

   3.27     No Other Representations or Warranties. ................................................      35

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER .................................      35

   4.1      Organization. ..........................................................................      35

   4.2      Authority. .............................................................................      35

   4.3      Consents and Approvals; No Violations. .................................................      36

   4.4      Offer Documents; Schedule 14D-9; Proxy Statement. ......................................      36

   4.5      Ownership and Operations of Purchaser. .................................................      37

   4.6      Finders or Brokers. ....................................................................      37

   4.7      No Other Representations or Warranties. ................................................      37

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
ARTICLE 5 - ADDITIONAL COVENANTS AND AGREEMENTS ....................................................      37

   5.1      Conduct of Business. ...................................................................      37

   5.2      Other Offers. ..........................................................................      40

   5.3      Reasonable Best Efforts. ...............................................................      43

   5.4      Public Announcements. ..................................................................      43

   5.5      Access. ................................................................................      43

   5.6      Cross-References in Schedules; Supplemental Disclosure. ................................      44

   5.7      Director and Officer Indemnification. ..................................................      44

   5.8      Delivery of Financial Information. .....................................................      45

   5.9      Third Party Claims relating to the Transactions. .......................................      45

ARTICLE 6 - CONDITIONS TO THE MERGER ...............................................................      45

   6.1      Conditions to Each Party's Obligation to Effect the Merger. ............................      45

ARTICLE 7 - TERMINATION ............................................................................      46

   7.1      Termination. ...........................................................................      46

   7.2      Effect of Termination. .................................................................      48

   7.3      Termination Fee. .......................................................................      48

ARTICLE 8 - MISCELLANEOUS ..........................................................................      48

   8.1      No Survival of Representations and Warranties; etc. ....................................      48

   8.2      Amendment or Supplement. ...............................................................      49

   8.3      Extension of Time, Waiver, Etc. ........................................................      49

   8.4      Assignment; Binding Effect. ............................................................      49

   8.5      Counterparts; Effectiveness. ...........................................................      49

   8.6      Entire Agreement; No Third-Party Beneficiaries. ........................................      49

   8.7      Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial. ........................      50

   8.8      Notices. ...............................................................................      50

   8.9      Severability. ..........................................................................      51

   8.10     Headings. ..............................................................................      52

   8.11     Definitions; Construction. .............................................................      52

   8.12     Amendment and Termination of Joint Confidentiality Agreement. ..........................      52

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                                     -iii-
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Annex A           Conditions to the Offer
-------
Exhibit 2.5       Form of Certificate of Incorporation and By-laws of the
-----------       Surviving Corporation

Company Disclosure Schedule
---------------------------

         AGREEMENT AND PLAN OF MERGER, dated as of April 1, 2005 (this "Agreement"), among FFG Industries, Inc., a Delaware corporation ("Parent"), FFG Merger Corporation, a Delaware corporation and wholly owned Subsidiary of Parent ("Purchaser"), and Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"). Certain terms used in this Agreement are used as defined in
Section 8.11.

         WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company each deems it advisable that Parent acquire the Company on the terms and subject to the conditions provided for in this Agreement;

         WHEREAS, as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders and option holders of the Company have entered into stockholder support agreements with Parent and Purchaser (the "Stockholder Support Agreements");

         WHEREAS, in furtherance thereof it is proposed that such acquisition be accomplished by (a) Purchaser commencing a tender offer to purchase all of the shares of common stock, $0.01 par value, of the Company ("Company Common Stock") issued and outstanding (each, a "Share" and, collectively, the "Shares") for $1.55 per Share (such amount per share or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the "Offer Price"), subject to any required withholding of Taxes, net to the seller in cash, on the terms and subject to the conditions provided for in this Agreement (such cash tender offer, as it may be amended from time to time as permitted by this Agreement, the "Offer"), and (b) following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which Shares (other than certain Shares as provided in Sections 2.7(a) and (b)) will be converted into the right to receive the Offer Price, subject to any required withholding of Taxes, on the terms and subject to the conditions provided for in this Agreement (the "Merger");

         WHEREAS, the respective Boards of Directors of Parent (on its own behalf and as the sole stockholder of Purchaser), Purchaser and the Company have each approved this Agreement, the Offer and the Merger; and

         WHEREAS, Parent and the Company are party to that certain Joint Confidentiality Agreement dated as of December 28, 2004, as such agreement may be amended from time to time (the "Joint Confidentiality Agreement").

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                             ARTICLE 1 - THE OFFER

     1.1 The Offer.

     (a) Purchaser shall (and Parent shall cause Purchaser to) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) the Offer to purchase all of the Shares at the Offer Price as promptly as reasonably practicable, but in no event later than ten (10) Business Days after the initial public announcement of the execution of this Agreement by joint press release of Parent and the Company pursuant to Section 5.4 (and not by way of a Current Report on Form 8-K that is not deemed to constitute commencement of a tender offer pursuant to Rule 14d-2(b) under the Exchange Act). The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (x) the satisfaction of the condition that at the expiration of the Offer there be validly tendered in accordance with the terms of the Offer and not withdrawn that number of Shares which, when taken together with Shares (if any) then owned by Parent or any of its Subsidiaries, represents more than 90% of the Shares then outstanding (the "Minimum Condition"), and (y) the satisfaction (or waiver by Purchaser) of the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any of such conditions to the extent legally permissible, to increase the price per Share payable in the Offer and to make any other changes in the terms of the Offer; provided, however, that no change may be made without the prior written consent of the Company which (i) decreases the price per Share payable in the Offer,
(ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to the conditions set forth in Annex A hereto, (v) waives the Minimum Condition so that the percentage of fully diluted Shares required to be tendered pursuant to clause (x) above is 50% or less, or
(vi) modifies or amends any of the conditions set forth in Annex A hereto or makes other changes in the terms of the Offer that are in any manner adverse in any material respect to the holders of Shares; provided, however, that extensions of the expiration date of the Offer shall be at the sole and absolute discretion of the Purchaser and shall in no event be deemed to be adverse to the holders of Shares or require the prior written consent of the Company.

     (b) If, at the expiration date of the Offer, all of the conditions to the Offer have been satisfied (or, to the extent permitted by this Agreement, waived by Purchaser) but the number of Shares validly tendered and not withdrawn pursuant to the Offer fails to satisfy the Minimum Condition, Purchaser may, in its sole and absolute discretion, but shall not be required to, provide for a "subsequent offering period" (as contemplated by Rule 14d-11 under the Exchange
Act) of at least five but no more than 20 Business Days after Purchaser's acceptance for payment of the Shares then tendered and not withdrawn pursuant to the Offer, in which event Purchaser shall (A) give the required notice of such subsequent offering period and (B) immediately accept for payment and promptly pay for all Shares tendered and not withdrawn as of such expiration date.

     (c) Subject to the terms of this Agreement and the satisfaction or earlier waiver of all the conditions of the Offer set forth in Annex A hereto as of any expiration date of the Offer, Purchaser shall (and Parent shall cause Purchaser to) accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer promptly after it is permitted to do so under applicable Law. On or prior to the date that Purchaser becomes obligated to pay for Shares pursuant to the Offer, Parent shall provide or cause to be provided to Purchaser the funds necessary to pay for all Shares that Purchaser becomes so obligated to pay for pursuant to the Offer. The Offer Price shall, subject to any required withholding of Taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     (d) As promptly as practicable on the date of commencement of the Offer pursuant to Section 1.1.(a), Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments, supplements and exhibits thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or incorporate by reference an offer to purchase and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with all amendments, supplements and exhibits thereto, the "Offer Documents"). Parent and Purchaser shall cause the Offer Documents to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall be or shall have become false or misleading in any material respect, and Parent and Purchaser shall cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents before they are filed with the SEC and disseminated to holders of Shares. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments, whether written or oral, that Parent or Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, to consult with the Company and its counsel prior to responding to any such comments and to provide the Company with copies of all such responses, whether written or oral.

     1.2 Company Actions.

     (a) As promptly as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") which, subject to Section 5.2, shall contain the recommendation of the Board of Directors of the Company referred to in clause
(ii) of Section 3.3(b). The Company shall cause the Schedule 14D-9 to be mailed to holders of the Shares together with the Offer Documents. The Company, on the one hand, and each of Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall be or shall have become false or misleading in any material respect, and the Company shall cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 before it is filed with the SEC and disseminated to holders of Shares. In addition, the Company agrees to provide Parent and its counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, to consult with Parent and its counsel prior to responding to any such comments and to provide Parent with copies of all such responses, whether written or oral.

     (b) The Company shall promptly (but no later than the day after the date of execution hereof) furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.

     (c) Before the Purchaser has commenced the Offer in accordance with Section 1.1, the Company shall take all necessary action under Rule 14d-2(b) and the instructions to Current Report on Form 8-K under the Exchange Act to ensure that any such report filed by the Company with respect to this Agreement or the Transactions shall not be deemed to constitute commencement of a tender offer. The Company shall provide Purchaser with a draft of any such Current Report on Form 8-K at least two (2) Business Days before filing. The Company shall not include the Company Disclosure Schedule to this Agreement in any SEC filing without the prior written consent of Purchaser.

     (d) The Company represents and warrants that it has been advised, as of the date hereof, that all of its directors and executive officers intend to tender their shares pursuant to the Offer.

     1.3 Directors of the Company.

     (a) Upon the purchase of Shares pursuant to the Offer and for so long thereafter as Parent and its Subsidiaries own in the aggregate more than 50% of the outstanding Shares, Parent shall be entitled to designate for appointment or election to the Company's Board of Directors, upon written notice to the Company, such number of directors, rounded up to the next whole number, as is equal to the product obtained by multiplying the total number of directors on such Board by the percentage that the number of Shares so owned by Parent and its Subsidiaries bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of Parent, promptly cause Parent's designees (and any replacement designees in the event that any designee shall no longer be on such Board of Directors) to be so appointed or elected to the Company's Board of Directors and, in furtherance thereof, to the extent necessary, increase the size of such Board of Directors or use its reasonable best efforts to obtain the resignation of such number of its directors as is necessary to give effect to the foregoing provision. At such time, the Company shall also, upon the request of Parent, use its reasonable best efforts to cause such persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors subject to compliance with applicable securities laws and (ii) each board of directors (or similar body) of each Subsidiary of the Company and each committee of each such board (or similar body). Notwithstanding the foregoing, until the Effective Time, the Board of Directors of the Company shall have at least one director who is a director of the Company on the date of this Agreement and who is not an officer of the Company or any of its Subsidiaries (the "Independent Director"); provided, however, that notwithstanding the foregoing, in no event shall the requirement to have at least one Independent Director result in Parent's designees constituting less than a majority of the directors on the Company's Board of Directors unless Parent shall have failed to designate a sufficient number of persons to constitute at least a majority.

     (b) The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to the Company's stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from Parent and Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company's obligations under
Section 1.3(a). The Company's obligations to appoint Parent's designees to the Company's Board of Directors pursuant to Section 1.3(a) shall be subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and to Parent's compliance with its obligations under the following sentence. Parent and Purchaser shall supply the Company such information with respect to Parent and Purchaser and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of Parent's designees under Section 1.3(a), and Parent and Purchaser shall be solely responsible for the accuracy and completeness of such information.

     (c) Following the election or appointment of Parent's designees pursuant to
Section 1.3(a) and prior to the Effective Time, the approval by affirmative vote or written consent of all of the Independent Directors then in office (or, if there shall be only one Independent Director then in office, the Independent Director) (the "Independent Director Approval") shall be required to authorize (and such authorization shall constitute the authorization of the Company's Board of Directors and no other action on the part of the Company, including any action by any other committee thereof or any other director of the Company, shall, unless otherwise required by applicable Law, be required or permitted to authorize) (i) any amendment or termination of this Agreement by the Company,
(ii) any extension by the Company of time for performance of any obligation or action under this Agreement by Parent or Purchaser, (iii) any waiver, exercise or enforcement of any of the Company's rights under this Agreement or (iv) any amendment of the certificate of incorporation or by-laws of the Company.

     1.4 Stockholder Meeting.

     (a) As promptly as practicable following the purchase of Shares pursuant to the Offer, if required by applicable Law in order to consummate the Merger and the Purchaser so elects in accordance with Section 1.1(b) and directs the Company in writing, the Company, acting through its Board of Directors, shall, in accordance with applicable Law and the Company's current certificate of incorporation and by-laws:

                    (i) (A) duly call, give notice of, convene and hold an
               annual or special meeting of the Company's stockholders for the purposes of obtaining the Stockholder Approval (the "Company Stockholders Meeting"); or (B) at the election of the Company, obtain the Stockholder Approval by written consent in lieu of a meeting pursuant to Section 228 of the DGCL; and

                    (ii) in consultation with Parent, prepare and file with the
               SEC a preliminary proxy or information statement relating to the Merger and this Agreement and obtain and furnish the information required by the SEC to be included therein and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") to be mailed to the Company's stockholders at the earliest practicable date; provided that no amendments or supplements to the Proxy Statement shall be made by the Company without consultation with Parent. Parent shall provide the Company with such information with respect to Parent and its Affiliates as shall be required to be included in the Proxy Statement.

     (b) Notwithstanding the provisions of Section 1.4(a), in the event that Parent, Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto shall, subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

     (c) Each of Parent and Purchaser agrees that it will execute a written consent or vote, or cause to be voted, all of the Shares acquired in the Offer or otherwise then owned by it, Purchaser or any of Parent's other Subsidiaries in favor of the adoption of this Agreement and effectuation of the Merger.

     1.5 Offer Documents; Schedule 14D-9; Proxy Statement. Without limiting any other provision of this Agreement, whenever any party hereto becomes aware of any event or change which is required to be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 and/or the Proxy Statement, such party shall promptly inform the other parties thereof and each of the parties shall cooperate in the preparation, filing with the SEC and (as and to the extent required by applicable federal securities laws) dissemination to the Company's stockholders of such amendment or supplement.

                             ARTICLE 2 - THE MERGER

     2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Purchaser shall merge with and into the Company, and the separate corporate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

     2.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties, which date shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the "Closing Date". The Closing will be held at the offices of Edwards & Angell LLP, 2800 Financial Plaza, Providence, Rhode Island, unless another place is agreed to by the parties hereto.

     2.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (or, if applicable, a certificate of ownership and merger) pursuant to the applicable provisions of the DGCL (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

     2.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     2.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation and by-laws of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit 2.5 hereto and, as so amended, such certificate of incorporation and by-laws shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and by-laws (and subject to Section 5.7).

     2.6 Directors and Officers of the Surviving Corporation. The directors and officers of Purchaser immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

     2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Purchaser or the Company:

     (a) Each issued and outstanding share of capital stock of Purchaser, and any Share owned by a Subsidiary of the Company, or a Subsidiary of Parent other than Purchaser, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.0l par value, of the Surviving Corporation.

     (b) Any Shares that are owned by the Company as treasury stock, and any Shares owned by the Purchaser, shall be automatically canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) Each issued and outstanding Share (other than (i) Shares to be converted into common stock of the Surviving Corporation in accordance with
Section 2.7(a), (ii) Shares to be canceled in accordance with Section 2.7(b) and
(iii) any Dissenting Shares), shall be converted into the right to receive an amount of cash equal to the Offer Price, subject to any required withholding of Taxes, payable to the holder thereof upon surrender, in the manner provided in this Agreement, of the certificate formerly representing such Share, without interest (the "Merger Consideration"). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with this Agreement, without interest.

     2.8 Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive, on terms reasonably acceptable to the Company, for the benefit of holders of Shares, the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.7(c). Parent shall deposit such aggregate Merger Consideration with the Paying Agent at or prior to the Effective Time. Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent in such investments as may be instructed by Purchaser. Parent shall promptly replace any funds deposited with the Paying Agent lost through any investment made pursuant to this paragraph.

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose shares were converted pursuant to Section 2.7(c) into the right to receive the Merger Consideration,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

     (c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to Section 2.8(e), if, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.

     (e) Termination of Fund; No Liability. At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Withholding Taxes. Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Offer or Merger such amounts as Parent, Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, Purchaser, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.


     2.9 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger (or consent thereto in writing) and who comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), unless and until the holder or holders thereof shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with
Section 2.7, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or agree to settle, any such demand for payment.

     2.10 Rule 16b-3. Parent and the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder in accordance with that certain No-Action Letter dated January 12, 1999 to Skadden Arps Slate Meagher & Flom issued by the SEC regarding such matters.

           ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Purchaser that, except as set forth in the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"):

     3.1 Organization.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company has made available to Parent a complete and correct copy of its certificate of incorporation and by-laws as amended to date (the "Company Charter Documents"). The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company or would not reasonably be expected to prevent or materially delay the Company's performance of its obligations under this Agreement (collectively, a "Company Material Adverse Effect"). For purposes of this Agreement, the term "Material Adverse Effect" shall mean, with respect to any party, an effect, event or change which has a material adverse effect on the business, operations, assets, liabilities, results of operations, financial condition or prospects of such party and its Subsidiaries taken as a whole.

     (b) Each of the Company's Subsidiaries listed on Section 3.1(b) of the Company Disclosure Schedule is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company has made available to Parent a complete and correct copy of the certificate of incorporation and by-laws as amended to date (or comparable documents) of each Subsidiary. Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Other than the Subsidiaries listed on Section 3.1(b) of the Company Disclosure Schedule, the Company does not have any Subsidiaries and does not own, directly or indirectly, any equity securities or other interests or capital stock of any Person.

     3.2 Capitalization.

     (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. At the close of business on March 30, 2005 there were 12,833,733 Shares issued and outstanding, and 210,700 Shares were held by the Company in its treasury. As of March 30, 2005, there were 2,170,129 shares of Company Common Stock reserved for issuance upon the exercise of outstanding options under the Stock Plans. For purposes of this Agreement, "Stock Plans" shall mean the following plans of the Company: the 1993, 1996, 1999 and 2004 Stock Option Plans, as amended as of March 31, 2005, and any other stock option plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock or equity of the Company. All Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth above, the Company has not issued any shares of its capital stock, voting securities or equity interests (other than pursuant to the exercise of outstanding options) or any options, warrants, convertible or exchangeable securities or rights providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase Company Common Stock, phantom stock rights, stock appreciation right or stock based performance units. Section 3.2(a) of the Company Disclosure Schedule includes a list of all outstanding options and warrants to purchase Company Common Stock, the holders thereof and the related exercise prices thereof. Effective immediately on the Purchase Date, each option shall be fully vested and exercisable.

     (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, (i) the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock, voting securities and equity interests of each of its Subsidiaries, free and clear of any liens, pledges, charges or security interests (except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and other applicable securities laws), and all of such shares, securities and interests are duly authorized and validly issued and are fully paid and nonassessable, (ii) none of the Company or any of its Subsidiaries has issued any outstanding options, warrants, convertible or exchangeable securities, rights or other agreements providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company, and (iii) there are no outstanding obligations of the Company or any of its Subsidiaries to pay dividends on or repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

     3.3 Authority.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of its stockholders to the adoption of this Agreement as contemplated by Section 1.4 (to the extent required by the DGCL), to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors and, except for obtaining the approval of its stockholders to the adoption of this Agreement as contemplated by Section 1.4 (to the extent required by the DGCL), no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general application affecting or relating to the enforcement of creditors' rights generally (the "Bankruptcy Exception").

     (b) The Company's Board of Directors, at a meeting duly called and held, has duly adopted resolutions, in each case subject to Section 5.2 of this Agreement, (i) determining that the terms of the Offer and the Merger are fair from a financial point of view to the Company and the holders of the Shares,
(ii) approving and declaring advisable this Agreement and the Transactions, and
(iii) resolving to recommend that stockholders of the Company accept the Offer, tender their Shares to Purchaser pursuant thereto and adopt this Agreement. The Company has taken all actions such that no restrictive provision of Section 203 of the DGCL (the "Delaware Takeover Statute") is, or at the expiration of the Offer or at the Effective Time will be, applicable to the Transactions.

     (c) The affirmative vote or written consent of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the "Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

     3.4 Consents and Approvals; No Violations.

     (a) Except for (i) the filing with the SEC of the Schedule 14D-9 and, if necessary, of the Proxy Statement in definitive form, and other filings required under, and compliance with other applicable requirements of, the Exchange Act,
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iii) consents set forth on Section 3.4(a) of the Company Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Company Material Adverse Effect.

     (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) (and the approval of the Company's stockholders contemplated by Section 1.4) are obtained and the filings referred to in Section 3.4(a) are made, violate any Law or any judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries, or (iii) assuming that the notices and consents set forth in Section 3.4(b) of the Company Disclosure Schedule are made or obtained, violate, conflict with or constitute a default (or an event, condition or circumstance which, with notice or lapse of time, would become a default) under, or give any rights of termination or cancellation of, or accelerate the performance required by, or maturity of, or result in the creation of any encumbrance on any assets of the Company or its Subsidiaries pursuant to the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, Permit, franchise, concession or other agreement to which the Company or any of its Subsidiaries is a party, or by which any of their assets are bound, that is material to the Company and its Subsidiaries, taken as a whole.

     3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.

     (a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the Company has filed all required reports, schedules, forms and registration, proxy and other statements with the SEC, including without limitation the Company's Annual Report on Form 10-KSB for the year end December 31, 2004 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such SEC Documents, and none of the SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements of the Company included in the SEC Documents and the consolidated financial statements of the Company as of and for the period ended February 28, 2005 (the "Interim Financial Statements") (a copy of which Interim Financial Statements are attached to Section 3.5(b) of the Company Disclosure Schedule) have been prepared in accordance with GAAP and applicable SEC accounting rules applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end audit adjustments).

     (c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature, whether accrued, absolute, contingent, direct, indirect or otherwise, which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2004 (the "Balance Sheet Date") (including the notes thereto) (the "Balance Sheet") included in the Company's Annual Report on Form 10-KSB for the year then ended, or (ii) incurred after the Balance Sheet Date in the ordinary course of business, consistent with past practice, or (iii) liabilities reflected on the Company Disclosure Schedule. The reserves, if any reflected on the Balance Sheet and the Interim Financial Statements are adequate, appropriate and reasonable for their purposes, including without limitation, litigation reserves and product warranty reserves, if any.

     (d) The accounts receivable shown on the Interim Financial Statements arose from bona fide transactions in the ordinary course of business. The accounts receivable of the Company and its Subsidiaries arising after the date of the Interim Financial Statements and prior to the Closing Date arose, or will arise, from bona fide transactions in the ordinary course of business. Except as reserved on the balance sheets contained in the Interim Financial Statements, none of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and the Company has no Knowledge of any specific facts that would be likely to give rise to any such claim. Except as reserved on the balance sheets contained in the Interim Financial Statements, no amount of such accounts receivable is contingent upon the performance by the Company or any of its Subsidiaries of any obligation and no agreement for deduction or discount or any type of credit has been made with respect to any such accounts receivable. Except as reserved on the balance sheet included in the Interim Financial Statements, to the Knowledge of the Company, no account debtor of the Company or any of its Subsidiaries has proposed any discount or reduction with respect to such account debtor's accounts receivable.

     3.6 Absence of Certain Changes or Events. Except (i) as disclosed in
Section 3.6 of the Company Disclosure Schedule, (ii) for the Transactions or
(iii) as permitted by this Agreement, since the Balance Sheet Date, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business, consistent with past practice, and there has not occurred any:

     (a) effect, event or change that would reasonably be expected to have a Company Material Adverse Effect;

     (b) sale, transfer, distribution, abandonment or other disposal of, or mortgage, pledge or imposition of any encumbrance on any property (including real estate) or other assets of the Company and its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, except for (i) sales of inventory in the ordinary course of business, consistent with past practice, or (ii) dispositions of obsolete or worthless assets in the ordinary course of business, consistent with past practice;

     (c) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any capital stock or other securities of, or other ownership interest in, the Company or any of its Subsidiaries;

     (d) split, combination or reclassification of any capital stock of the Company;

     (e) change in financial or tax accounting methods, principles or practices by the Company or its Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law;

     (f) Tax election or the revocation or change to any Tax election inconsistent with past practices or the settlement or compromise of any Tax liability;

     (g) granting by the Company or any Subsidiary to any director or employee of any award or bonus or other compensation, including any payments contingent upon the consummation of the Transactions, except to the extent accrued on the balance sheet of the Company contained in the Interim Financial Statements;

     (h) granting by the Company to any employee of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as required by Law or under any employment, severance or termination agreements set forth in Section 3.6 of the Company Disclosure Schedule;

     (i) entry by the Company into any (or amendment in any material respect of any existing) employment, severance or termination agreement with any employee of the Company;

     (j) entry by the Company into any consulting agreement with any Person;

     (k) acceleration of the vesting of any option issued by the Company to acquire Company Common Stock, except as contemplated in this Agreement;

     (l) capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

     (m) establishment, amendment or termination of any collective bargaining agreement to which the Company is a party;

     (n) acceleration of accounts receivable on an aggregate basis;

     (o) general delay of payments to vendors or others to whom the Company owes payments (except for disputed payments);

     (p) making of loans to third parties;

     (q) settlement of any action, complaint, claim, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or Governmental Entity;

     (r) acceleration of the payment, right to payment or vesting under any benefit, retirement, profit sharing or deferred compensation plan or other compensation arrangement;

     (s) incurrence of any Company Indebtedness in an amount in excess of $25,000 in the aggregate;

     (t) granting by the Company or any of its Subsidiaries of any license or sublicense of any rights under or with respect to any Intellectual Property that is material to the Company and its Subsidiaries;

     (u) establishment, amendment or contribution to any pension, retirement, profit sharing, stock bonus, multi-employer or other benefit plan covering any of the current or former employees of the Company or any Subsidiary, except as required by Law or pursuant to such benefit plan;

     (v) establishment of, or entering into, or financial commitment or contribution to, or amendment to the terms of, or termination of, any joint venture, partnership agreement or similar arrangement or contract involving a sharing of profits, losses, business or opportunities with any other Person; or

     (w) any agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

     3.7 Legal Proceedings. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is (and in the past five years there has been) neither any pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, claim (including any claim for indemnification under any agreement), suit or action by or against the Company or any of its Subsidiaries, any of their respective assets or any of their respective officers or directors in their capacity as such involving a claim of damages in excess of $25,000 or seeking equitable relief, nor any injunction, order, judgment, ruling or decree (collectively, an "Order") imposed upon the Company or any of its Subsidiaries by any Governmental Entity. The Company has not received, as of the date hereof, any written notice of any claim that seeks to prevent the Transactions. No Governmental Entity has challenged in writing the right of the Company and its Subsidiaries to conduct their business as currently conducted. Except as set forth in Section 3.7 of the Company Disclosure Schedule, all of the matters listed on such schedule are covered by insurance, and could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

     3.8 Compliance with Applicable Law; Permits. (a) The Company and its Subsidiaries, are (and during the past five years have been) in compliance in all material respects with all laws, statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Entities (collectively, "Laws") applicable to the Company or any of its Subsidiaries. The Company and its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, "Permits"). The operation of the business of the Company and each of its Subsidiaries and their respective properties and assets are in compliance with all Permits in all material respects. To the Knowledge of the Company, no suspension, cancellation or termination of any such Permit is threatened or imminent other than expirations of Permits requiring renewal in the ordinary course of business and the Company knows of no basis for such suspension, cancellation or termination. No approval is required under any Permit in connection with the Transactions and the Transactions will not violate any Permit or cause any Permit to terminate or give any Person the right to terminate such Permit.

     (b) The Company and its Subsidiaries: (i) are in compliance in all material respects with the federal Food Drug and Cosmetic Act and all regulations issued thereunder, (ii) have no reasonable basis to believe that any ingredient used in their products is unsafe when used for its intended purpose, (iii) have conducted appropriate safety testing on each formulation that they produce to assure that such formulations are safe for their intended purpose, (iv) have not received any notification of an adverse event arising from the use of any of their products and/or formulations, (v) except as set forth on Section 3.8(b) of the Company Disclosure Schedule, have not received any claims or notification of any personal injuries arising from the use of their products or formulations during the past five (5) years and (vi) to their Knowledge, do not use any ingredients in any of their products or formulations which would be considered unsafe by the Food and Drug Administration.

     (c) Except as set forth on Section 3.8(c) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has mislabeled any of its products or mischaracterized the "natural," "organic" or other "certified" nature thereof.

     3.9 Product Warranties; Warranty Claims. Set forth on Section 3.9 of the Company Disclosure Schedule are true, complete and accurate copies of the standard forms of product warranty or guaranty issued during each of the past five years with respect to the products and services of the Company and its Subsidiaries. During the past five years, no other product warranty or guaranty has been issued by the Company or any of its Subsidiaries. Except as set forth on Section 3.9 of the Company Disclosure Schedule, there are no existing or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries that any of their goods are defective, whether by reason of design, manufacture or otherwise, or that the goods or services manufactured, sold or provided by the Company or any of its Subsidiaries fail to meet any product or service warranties of any applicable standard or the specifications of any foreign, federal, state, or local authority which involve or, to the Knowledge of the Company, could reasonably be expected to involve a cost to the Company or any of its Subsidiaries which in the aggregate for all such claims exceeds or could reasonably be expected to exceed $25,000. Neither the Company nor any of its Subsidiaries has issued any recalls of products manufactured by it during the past five years.

     3.10 Schedule 14D-9; Offer Documents; and Proxy Statement. Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 4.4, neither the Schedule 14D-9 nor any information supplied (or to be supplied) in writing by or on behalf of the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto, are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement (if any) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Proxy Statement (if any) and the Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Purchaser for inclusion in any of the foregoing documents.

     3.11 Tax Matters. Except as set forth on Section 3.11 of the Company Disclosure Schedule: (a) each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all federal and state income Tax Returns and other Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all respects; (b) all Taxes owed by the Company and its Subsidiaries (whether or not shown, or required to be shown, on Tax Returns) have been paid on or before the date hereof; (c) no deficiency or adjustment with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, which have not been fully paid or adequately reserved in the Filed SEC Documents; (d) adequate reserves for Taxes not yet due have been established on the books of the Company and its Subsidiaries in accordance with GAAP; (e) neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person other than the Company and its Subsidiaries under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor in interest; (f) there are no outstanding waivers or agreements extending the statue of limitations for any period with respect to any Tax to which the Company or any of its Subsidiaries may be subject; (g) neither the Company nor any of its Subsidiaries is party to any agreement, understanding or arrangement (with any Person other than the Company and/or any of its Subsidiaries) relating to allocating or sharing any Taxes; (h) no audit or claim, dispute, controversy, examination, investigation or other administrative or court proceedings are pending with any Governmental Entity with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries, and no written notice thereof has been received; and (i) the Shares are "regularly traded on an established securities market" within the meaning of Section 1445 of the Code and the Treasury regulations thereunder. For purposes of this Agreement: (i) "Taxes" shall mean all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to taxes, including all interest, penalties and additions imposed with respect to such amounts, and (ii) "Tax Returns" shall mean all Federal, state, local, provincial and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

     3.12 Employee Benefits. (a) Section 3.12(a) of the Company Disclosure
Schedule is a true, complete and correct list of (a) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) each employment, bonus, deferred or incentive compensation, profit sharing, retirement, stock option, stock purchase or other equity compensation, vacation, health, life or other insurance, Section 125 cafeteria plan or flexible benefit arrangement, sick program or fringe benefit plan, arrangement, agreement or program and (c) any other employee plan or agreement, employment agreement, any severance plan, agreement, program or policies, or consulting agreements with retained consultants providing for on-going services that (i) benefits any current or former employee, officer, director, consultant or independent contractor and (ii) is sponsored, maintained or contributed to or required to be contributed to by the Company or any entity which together with the Company would be deemed a single employer within the meaning of Sections 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("ERISA Affiliate") or with respect to which the Company or any Subsidiary has any liability (each, a "U.S. Benefit Plan"). The Company has furnished or made available to Parent with respect to each U.S. Benefit Plan, if applicable, (a) each U.S. Benefit Plan, (b) Form 5500 as filed with the IRS for the three most recent years with any required audited financial statements, (c) the most recent summary plan description and any subsequent summaries of material modifications,
(d) each trust agreement, plan contracts with service providers or insurers and insurance or group annuity contract providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding, and (e) the most recent IRS determination letter for all plans qualified under Code Section 401(a).

     (b) Each U.S. Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and each U.S. Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws. No individual who has performed services for the Company or any Subsidiary has been improperly excluded from participation in any U.S. Benefit Plan. No U.S. Benefit Plan or any fiduciary of any such U.S. Benefit Plan has (i) engaged in any transaction prohibited by ERISA or the Code, (ii) breached any fiduciary duty owed by it with respect to the Plans, or (iii) engaged in any transaction as a result of which the Company or any Subsidiary would be subject to any liability pursuant to Sections 406 or 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or Section 502(l) of ERISA or a tax imposed pursuant to
Section 4975 of the Code. The Company and each ERISA Affiliate has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Sections 601-608 of ERISA applicable to such Company or such ERISA Affiliate. To the Company's Knowledge, no fiduciary of any U.S. Benefit Plan maintained by the Company or any Subsidiary who is an employee of the Company or any Subsidiary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Plan. No action has been taken with respect to any U.S. Benefit Plan maintained by the Company or any Subsidiary to either terminate any such U.S. Benefit Plan or to cause distributions, other than in the ordinary course of business, consistent with past practice, to participants under such U.S. Benefit Plan. No actions, suits or claims with respect to a U.S. Benefit Plan (other than routine claims for benefits) are pending or, to the Company's Knowledge, threatened, which could result in or subject the Company or any Subsidiary to any liability. There are no audits, investigations, or examinations pending with respect to any U.S. Benefit Plan maintained by a Company or any Subsidiary by the IRS, the United States Department of Labor, the PBGC or any other governmental agency and, to the Knowledge of the Company, no such audit, investigation, or examination is threatened. There is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notice regarding the U.S. Benefit Plans with the Secretary of Labor and the Secretary of Treasury or the furnishing of such documents to the participants or beneficiaries of the U.S. Benefit Plans.

     (c) Each U.S. Benefit Plan which is intended to be tax qualified under
Section 401(a) of the Code (each, a "U.S. Pension Plan") has received from the IRS a favorable determination letter which addresses compliance with the Uruguay Round Agreements Act (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA) and the Taxpayer Relief Act of 1997 (collectively, "GUST") and no event has occurred since the date of the most recent determination letter or application therefor relating to any such U.S. Pension Plan that is reasonably likely to adversely affect the qualification of such U.S. Pension Plan.

     (d) All contributions (including all employer contributions and employee salary reduction contributions), premiums and benefit payments required by and due from the Company and any Subsidiary under or in connection with the terms of each U.S. Benefit Plan have been made within the time periods prescribed by the U.S. Benefit Plan, ERISA and the Code. All contributions for any period ending on or before the Effective Time which are not yet due from the Company or any Subsidiary have been made to each such Plan or been reflected on the Interim Financial Statement and most recent consolidated balance sheet filed or incorporated by reference into the Filed SEC Documents. All premiums or other payments for all periods ending before the Effective Time that are due on or before such Closing Date from the Company or any Subsidiary will have been paid with respect to each U.S. Benefit Plan.

     (e) No U.S. Benefit Plan is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code nor provides for medical or life insurance benefits to retired or former employees of the Company or any Subsidiary (other than as required under Code ss.4980B, or similar state law). Neither Company nor any ERISA Affiliate is a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) subject to Title IV of ERISA with respect to employees of the Company or any Subsidiary and neither the Company nor any of its ERISA Affiliates has any outstanding withdrawal liability in connection with a complete or partial withdrawal from any multiemployer plan.

     (f) Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, all salaries and wages, bonuses and commissions of all directors, officers or employees of the Company and its Subsidiaries have in all material respects, to the extent due, been paid or discharged in full. Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries have extended a loan to any employee for which amounts are outstanding, except for advances in respect of travel and entertainment expenses in the ordinary course of business, consistent with past practice. No such loans have been forgiven.

     (g) Section 3.12(g) of the Company Disclosure Schedule lists each employee benefit plan or agreement maintained by the Company and its Subsidiaries substantially for the benefit of employees located outside the United States (each, a "Non-U.S. Benefit Plan"). The Company has made available to Parent correct and complete copies of, if applicable, with respect to each Non-U.S. Benefit Plan: (a) each Non-U.S. Benefit Plan and (b) the three most recent annual reports, if any, required to be filed with the applicable foreign body as required under applicable foreign law and the most recent actuarial report. Each Non-U.S. Benefit Plan has been administered in accordance with its terms and in compliance in all material respects with applicable foreign laws.

     (h) Except as set forth on Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with any other event, (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee or director of the Company or any Subsidiary, (ii) increase any benefits payable under any U.S. Benefit Plan or Non-U.S. Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such compensation or benefits. Further, neither the Company nor any Subsidiary has announced any type of plan or binding commitment to create any additional U.S. Benefit Plan or Non-U.S. Benefit Plan, to enter into any agreement with any current or former employee or director, or to amend or modify any existing U.S. Benefit Plan or Non-U.S. Benefit Plan or agreement with any current or former employee or director.

     3.13 Labor Matters.

     (a) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements that pertain to their respective employees. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition, and, within the preceding six years, there has been no representation or certification proceeding, or petition seeking a representation proceeding, pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or Governmental Entity. Within the preceding six years, there has been no organizing activity involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened by any labor organization or group of employees of the Company or any of its Subsidiaries.

     (b) There are no pending or, to the Knowledge of the Company, threatened investigations of or relating to the Company or any of its Subsidiaries by any Governmental Entity responsible for the enforcement of labor or employment Laws.

     (c) There has never been any strike, work stoppage, slowdown, picketing, lockout, walkout, other job action, arbitration, grievance, unfair labor practice charge or complaint or other labor dispute pending or involving the Company or any of its Subsidiaries or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

     (d) Neither the Company nor any of its Subsidiaries has implemented any "plant closing" or "mass layoff" of employees that would reasonably be expected to require notification under the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or any similar state or local Law, no such "plant closing" or "mass layoff" will be implemented before the Closing Date without advance notification to and approval of the Purchaser, and there has been no "employment loss" as defined by WARN within the ninety (90) days prior to the Closing Date.

     (e) The Company and each of its Subsidiaries are in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, occupational safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and other Taxes. There are no actions against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed with any public authority, Governmental Entity, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or services by Company or any of its Subsidiaries of any individual, including but not limited to the Civil Rights laws, Americans with Disabilities Act, Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), Pregnancy Discrimination Act, Equal Pay Act, Fair Labor Standards Act, WARN, and Family and Medical Leave Act, and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

     3.14 Environmental Matters.

     (a) For purposes of this Section 3.14, the following definitions will apply:

               (i) "Environmental Claims" means, with respect to the Company, any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws from (i) any assets, properties or businesses currently or formerly owned, leased or operated by the Company or any predecessor in interest or (ii) from or onto any facilities which received Hazardous Materials generated by the Company or any predecessor in interest.

               (ii) "Environmental Laws" means any applicable federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; and the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended.

               (iii) "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest to the extent any of the foregoing are incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned, leased or operated by the Corporation or any of its Subsidiaries or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by the Company or any of its Subsidiaries or a predecessor in interest.

               (iv) "Hazardous Materials" means, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, biohazardous or infectious waste, or special waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos-containing materials.

               (v) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

               (vi) "Remedial Action" means all actions necessary to attain compliance with Environmental Laws to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) any other actions authorized by 42 U.S.C. 9601 or any other applicable Environmental Laws.

     (b) Except as set forth in Section 3.14 of the Company Disclosure Schedule and as would not likely result in the Company incurring material Environmental
Liabilities:

               (i) The operations of the Company are in compliance with Environmental Laws in all material respects;

               (ii) The Company has obtained and is in material compliance with all material and necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of the Company;

               (iii) There has been no Release by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person at any of the properties currently owned, leased or operated by the Company, or, to the Knowledge of the Company, at any property formerly owned, leased or operated by the Company or at any disposal or treatment facility which received Hazardous Materials generated by the Company or any predecessor in interest which is reasonably likely to result in material Environmental Liabilities;

               (iv) No pending or unresolved Environmental Claims have been asserted against the Company or, to the Knowledge of the Company, any predecessor in interest, nor does the Company have notice of any threatened or pending Environmental Claim against the Company regarding any facilities that may have received Hazardous Materials generated by the Company or any predecessor in interest which is reasonably likely to result in material Environmental Liabilities;

               (v) Neither the Company, any of its Subsidiaries nor any of their respective predecessors in interest, has transported or arranged for the treatment, storage, or disposal of any Hazardous Materials to any off-site location that has resulted in an Environmental Claim or is reasonably likely to lead to any Environmental Claim to the Company or any of its Subsidiaries under applicable Environmental Laws; and

               (vi) The Company has made available to Parent and Purchaser true and complete copies of all environmental reports, studies, and investigations regarding any material Environmental Liabilities of the Company or any material environmental conditions at any properties owned, leased or operated by the Company which are in the possession of the Company.

     3.15 Insurance.

     (a) Section 3.15(a) of the Company Disclosure Schedule sets forth a list of all current insurance policies maintained by the Company and its Subsidiaries (the "Policies"). All such Policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to their material obligations under any such Policy so as to cause a loss of coverage. Neither the Company nor any of its Subsidiaries has received notice of cancellation or termination in respect of any such Policy and knows of no basis for such cancellation, termination or loss of coverage.

     (b) There have been no gaps in coverage under the Policies of the Company and its Subsidiaries as in effect from time to time during their existence. As of and after the Closing, the Company and each of its Subsidiaries will have the right to continued coverage for occurrences prior to the Closing under the Policies. The current and historical limits of liability under the Policies have not been exhausted or impaired. All losses that have been incurred by the Company and its Subsidiaries that are covered by the Policies have been properly reported to their respective insurance carriers, and no reservation of rights letters have been issued by such carriers. Except as set forth on Section 3.15(a) of the Company Disclosure Schedule, there are no pending or potential premium audits or adjustments relating to the casualty insurance policies that currently cover the Company or any of its Subsidiaries that are not reserved on the consolidated balance sheet contained in the Interim Financial Statements.

     3.16 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of H.T. Capital Advisors, LLC (whose fees and expenses will be Company Closing Costs), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Company's stockholders in the Offer and the Merger is fair to such holders from a financial point of view.

     3.17 Finders or Brokers. Except for MNC Multinational Consultants, Inc. (whose fees and expenses will be Company Closing Costs), no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

     3.18 Material Contracts; Certain Matters.

     (a) As of the date hereof, there are no contracts or agreements (whether written or oral) to which the Company or any of its Subsidiaries is a party that are required to be described in, or filed as an exhibit to, any SEC Documents that are not so described or filed as required by the Securities Act or the Exchange Act, as the case may be.

     (b) Section 3.18(b) of the Company Disclosure Schedule contains a complete and correct list of the following contracts and agreements (whether written or oral) to which the Company or any of its Subsidiaries is a party (collectively, the "Material Contracts"): (i) all contracts which involve or are reasonably expected to involve aggregate payments or expenditures by or to the Company or any of its Subsidiaries during the remainder of fiscal year 2005 in excess of $25,000; (ii) all notes, bonds, indentures and other instruments and agreements evidencing, creating or otherwise relating to obligations for Company Indebtedness and guarantees of obligations of any other Person (other than guarantees by way of endorsement or negotiable instruments in the ordinary course of business); (iii) any contracts containing covenants not to compete (A) binding on the Company or any of its Subsidiaries, (B) restricting other Persons for the benefit of the Company or any of its Subsidiaries or (C) which otherwise restrict competition granted by the Company or any of its Subsidiaries in favor of a third party; (iv) contracts under which the Company or any of its Subsidiaries is obligated to indemnify any Person other than agreements entered into in the ordinary course of business; (v) contracts to loan money or extend credit to any other Person, other than agreements entered into in the ordinary course of business; (vi) joint venture, partnership agreements or similar arrangements or contracts involving a sharing of profits, losses, business or opportunities with any other Person; and (vii) all such other contracts that are required to be described in, or filed as an exhibit to, any SEC Documents by the Securities Act or the Exchange Act, as the case may be.

     (c) With respect to the Material Contracts, (i) such Material Contracts are in full force and effect and are valid, binding and enforceable against the Company or its Subsidiaries, as applicable, and (ii) the Company and its Subsidiaries, and, to the Company's Knowledge, each other party thereto have complied in all material respects with all respective covenants and provisions of the Material Contracts. Except as set forth on Section 3.18(c) of the Company Disclosure Schedule, none of the rights of the Company or any of its Subsidiaries under any Material Contract will be subject to termination or modification (nor will any Person have the right to accelerate the performance of the Company or such Subsidiary under any Material Contract), and no notice to or consent or approval of any third party is required under any Material Contract as a result of the consummation of the Transactions.

     (d) Except to the extent disclosed in the SEC Documents or as set forth in
Section 3.18(d) of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's directors, officers, Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-B under the Securities Act.

     (e) Section 3.18(e) of the Company Disclosure Schedule sets forth (i) the amount of Company Indebtedness as of March 30, 2005 (other than amounts outstanding under capital leases, which are as of December 31, 2004), (ii) the amount of cash on hand (including cash equivalents) of the Company on a consolidated basis as of March 30, 2005 and (iii) a breakdown of the accounts where such cash is held as of March 30, 2005. Except as set forth in Section 3.18(e) of the Company Disclosure Schedule, there are neither any contractual nor, to the Knowledge of the Company, any legal, regulatory or other restrictions that prohibit the Company or any of its Subsidiaries from transferring cash (or cash equivalents) between accounts outside of and inside the United States or that limit the Company's free use of such cash.

     (f) Section 3.18(f) of the Company Disclosure Schedule sets forth an itemized list, prepared in good faith, of the Company's expenses incurred in connection with the Transactions contemplated by this Agreement, including, without limitation, the fees and expenses of the Company's financial advisors and outside counsel (collectively, "Company Closing Costs"). Company Closing Costs shall not exceed $800,000 in the aggregate.

     (g) The Company owns 51% of a joint venture named Aff Do Brasil LTDA d/b/a AFF Aromas Do Brasil Commercial LTDA (the "Joint Venture"). Other than the Joint Venture, neither the Company nor any of its Subsidiaries is party to any joint venture, partnership agreement or similar arrangement or contract involving a sharing of profits, losses, business or opportunities with any other Person. The capitalization of the Joint Venture is set forth in Section 3.18(g) of the Company Disclosure Schedule.

     All of the results of operations and liabilities of any nature, whether accrued, absolute, contingent, direct, indirect or otherwise, of the Joint Venture are reflected in the Company's consolidated financial statements contained in the SEC Documents and the Interim Financial Statements. Except as set forth in Section 3.18(g) of the Company Disclosure Schedule, neither the Company nor the Subsidiaries has any liability of any nature, whether accrued, absolute, contingent, direct, indirect or otherwise, to the Joint Venture. Neither the Company nor the Subsidiaries has made any commitment, whether oral or written, to the Joint Venture.

     Except for the agreements set forth in Section 3.18(g) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries, nor, to the Company's Knowledge, the Joint Venture or any Affiliate thereof, has entered into any agreement relating to the (i) acquisition of, or investment in, any Person that is (a)(i) located in Brazil, (ii) doing business in Brazil or (iii) registered to do business in Brazil, or (b) sale or supply of any tangible or intangible property to a Person that is (a)(i) located in Brazil, (ii) doing business in Brazil or (iii) registered to do business in Brazil.

     Except as set fourth in Section 3.18(g) of the Company Disclosure Schedule, none of the Company, the Subsidiaries, the Joint Venture or any Affiliate thereof has any liability of any nature, whether accrued, absolute, contingent, direct, indirect or otherwise, to any of the parties to the document identified as the "3.18(g) Document" on Section 3.18(g) of the Company Disclosure Schedule (the "3.18(g) Document"). Neither the Company nor its Subsidiaries, nor, to the Company's Knowledge, the Joint Venture or any Affiliate thereof, has made any commitment, whether oral or written, to the parties to the 3.18(g) Document.

     Set forth in Section 3.18(g) of the Company Disclosure Schedule is a complete and accurate description of all cash flow and expenditures made to date and forecasted cash flow and expenditures in 2005 and 2006 with regard to the Joint Venture and the subject matter of the 3.18(g) Document by the Company, its Subsidiaries, and the other equity holders in the Joint Venture. The Company and its Subsidiaries are not required (i) to make any additional expenditures with regard to the Joint Venture or the subject matter of the 3.18(g) Document, or
(ii) to make any payments, whether in cash or kind, to the other equity holders in the Joint Venture or the parties to the 3.18(g) Document.

     To the Company's Knowledge, no present or former member, officer, director, employee or agent of any of the Company, the Subsidiaries or the Joint Venture, as the case may be, has in order to assist the Company, the Subsidiaries or the Joint Venture in obtaining or retaining any business for or with, or directing business to, any of the Company, the Subsidiaries or the Joint Venture offered, paid, promised to pay or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to (i) any officer or employee of any government or any department, agency, instrumentality thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality (such an officer or employee being referred to as a "Foreign Official"), (ii) any foreign political party or official thereof or any candidate for foreign political office, or
(iii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any Foreign Official, to any foreign political party or official thereof, or to any candidate for foreign political office, in each case, for purposes of the following:

              (A) illegally or corruptly influencing any act or decision of any such Foreign Official, political party or official thereof, or candidate in such person's official capacity, or inducing such Foreign Official, political party or official thereof, or candidate to do or omit to do any act in violation of the lawful duty of such person, or

              (B) illegally or corruptly inducing such Foreign Official, political party or official thereof, or candidate to use such person's influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality.

     3.19 Owned Real and Personal Property; Encumbrances.

     (a) Except as set forth on Section 3.19(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property and neither the Company nor any of its Subsidiaries or any of their respective predecessors has ever owned any real property. With respect to each item of real property owned by the Company and its Subsidiaries, Section 3.19(a) of the Company Disclosure Schedule sets forth: (i) an accurate legal description, (ii) an accurate street address, and (iii) a general description of the use of the owned real property. With respect to each such parcel of owned real property:

          (i) The applicable Subsidiary of the Company has good, marketable and insurable fee simple title, free and clear of (A) any and all liens and encumbrances other than Permitted Encumbrances and (B) any and all leases, subleases or licenses, except those disclosed on Section 3.20 of the Company Disclosure Schedule;

          (ii) There are no outstanding options or rights of first refusal to purchase such owned real property, or any portion thereof or interest therein, or any reversionary right in favor of any third party;

          (iii) There are no parties (other than the owner of the property) in possession of the owned real property, other than tenants, subtenants and/or licensees under any leases, subleases and/or licenses disclosed on
     Section 3.20 of the Company Disclosure Schedule who are in possession of space to which they are entitled;

          (iv) To the Company's Knowledge, all fixtures, towers and other improvements located on the owned real property are adequately supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws and are provided via public roads or via a permanent, irrevocable, appurtenant easement benefiting the parcel of owned real property;

          (v) Such owned real property abuts on and/or has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of owned real property; and

          (vi) To the Company's Knowledge, the buildings, plant, structures and other improvements of the Company and its Subsidiaries are structurally sound and free of all material defects and constitute all buildings, plant, structures and improvements necessary for conducting the business of the Company and its Subsidiaries as presently conducted.

     (b) Except for Permitted Encumbrances, the Company or its Subsidiaries, as the case may be, has good title to all of the material tangible personal property reflected as being owned by it on the balance sheet of the Company contained in the Interim Financial Statements (except for personal property sold or otherwise disposed of since the date of the Interim Financial Statements in the ordinary course of business, consistent with past practice), which personal property, together with personal property leased by the Company or its Subsidiaries described on Section 3.20 of the Company Disclosure Schedule, constitutes all personal property necessary for conducting the business of the Company and its Subsidiaries as presently conducted. The personal property owned or leased by the Company and its Subsidiaries, taken as a whole, is adequate and in a condition sufficient to permit the Company and its Subsidiaries to conduct their respective businesses in all material respects in the same manner as it is being conducted as of the date of this Agreement, subject to ordinary wear and tear and routine maintenance. "Permitted Encumbrances" means (i) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings (a list of all such proceedings as of the date of this Agreement being included on Section 3.19(b) of the Company Disclosure Schedule), (ii) mechanics', carriers', workers', repairmen's and other similar liens arising or incurred in the ordinary course of business with respect to charges not yet due and payable, and
(iii) those other encumbrances set forth on Section 3.19(b) of the Company Disclosure Schedule.

     3.20 Leased Real and Personal Property. Section 3.20 of the Company Disclosure Schedule sets forth a true and complete list of each lease, sublease or license (each a "Material Lease") under which the Company or any of its Subsidiaries is a lessee, lessor, sublessee, sublessor, licensee or licensor which (a) is a lease of real property or any interest in real property, or (b) is a lease of personal property which provides for payments of more than $10,000 per year, has a term exceeding one year and may not be canceled upon 90 or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge). With respect to the Material Leases, (i) such Material Leases are in full force and effect and are valid, binding and enforceable in accordance with its respective terms, (ii) all accrued and currently payable rents and other payments required by such Material Leases have been paid and (iii) the Company and its Subsidiaries, and, to the Company's Knowledge, each other party thereto have complied in all material respects with all respective covenants and provisions of the Material Leases. The Company or one of its Subsidiaries, as applicable, enjoys peaceful and undisturbed possession under each Material Lease to which it is a party (as lessee, sublessee or licensee) and there is not, with respect to any Material Lease, any material event of default, or event which with notice or lapse of time or both would constitute a material event of default, existing on the part of the Company or such Subsidiary or, to the Knowledge of the Company, on the part of any other party thereto. Except as set forth on Section 3.20 of the Company Disclosure Schedule, none of the rights of the Company or any of its Subsidiaries under any Material Lease will be subject to termination or modification (nor will any Person have the right to accelerate the performance of the Company or such Subsidiary under any Material Lease), and no notice to or consent or approval of any third party is required under any Material Lease as a result of the consummation of the Transactions. Set forth on Section 3.20 of the Company Disclosure Schedule are the required notices, consents, payments and other actions required in order for the Company to obtain good, marketable and insurable fee simple title, free and clear of any and all liens and encumbrances other than Permitted Encumbrances, to the Company's headquarters building in Amityville, New York, without any continuing obligations or liabilities under the Indenture of Trust dated January 1, 2002 between the Town of Babylon Industrial Development Agency and The Bank of New York, as trustee, the Lease Agreement between the Company and the Town of Babylon's Industrial Development Agency, and other related documents (collectively, the "Bond Documents").

     3.21 Intellectual Property.

     (a) Section 3.21(a) of the Company Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property owned or, to the Company's Knowledge, used by the Company and its Subsidiaries, (ii) pending patent applications and applications for other registrations of Intellectual Property filed by or on behalf of the Company or any of its Subsidiaries, and (iii) to the Company's Knowledge, material unregistered Intellectual Property owned or used by the Company and its Subsidiaries, other than "shrink-wrapped" or "off-the-shelf" software licenses licensed by the Company and its Subsidiaries. All patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, logos, registered copyrights, copyright applications and domain names set forth on Section 3.21(a) of the Company Disclosure Schedule have been duly registered in, filed in, or issued by the United States Patent and Trademark Office, United States Register of Copyrights, Network Solutions, Inc. (or other authorized domain name registry) or the corresponding offices of any other country, state, or other jurisdiction to the extent set forth on
Section 3.21(a) of the Company Disclosure Schedule, and have been properly maintained or renewed in accordance with all applicable provisions of Law and administrative regulations in the United States and in each such other country, state, or other jurisdiction.

     (b) Section 3.21(b) of the Company Disclosure Schedule contains a complete and accurate list of all agreements, licenses, royalty agreements, and other rights granted by the Company and its Subsidiaries to any third party with respect to any Intellectual Property set forth on Section 3.21(a) of the Company Disclosure Schedule and all licenses, agreements, and other rights granted by any third party to the Company and its Subsidiaries with respect to any Intellectual Property set forth on Section 3.21(a) of the Company Disclosure Schedule (other than "shrink-wrapped" or "off-the-shelf" software licenses licensed by the Company and its Subsidiaries), in each case identifying the subject Intellectual Property. Except as otherwise set forth on Section 3.21(b) of the Company Disclosure Schedule, no royalties or fees are payable by the Company or any of its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property set forth on Section 3.21(a) of the Company Disclosure Schedule. Except as set forth on Section 3.21(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have the sole and exclusive right to use the Intellectual Property and there are no licenses, sublicenses or agreements relating to the use by any other Person of any of such Intellectual Property now in effect. There is no outstanding and, to the Knowledge of the Company, no threatened disputes or disagreements with respect to any such agreement, licenses, royalty agreements or other rights.

     (c) The Intellectual Property set forth on Section 3.21(a) of the Company Disclosure Schedule comprises all Intellectual Property necessary for the operation of the respective businesses of the Company and its Subsidiaries as they are currently conducted. The Company and its Subsidiaries, as applicable, own all right, title and intent in and to each item of Intellectual Property, free and clear of all encumbrances, and have the right to use without payment to any third party all of their respective Intellectual Property. The Company and its Subsidiaries are not currently using and it will not be necessary for the Company and its Subsidiaries to use any Intellectual Property of any of its employees developed, invented or made prior to their employment by the Company and its Subsidiaries except for any such Intellectual Property that have previously been assigned to the Company and its Subsidiaries. No present or former employee of the Company or any of its Subsidiaries and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intellectual Property which the Company or any of its Subsidiaries owns or possesses in the conduct of their respective businesses as now or heretofore conducted. Except as set forth on Section 3.21(a) of the Company Disclosure Schedule, all of the management and salaried employees of the Company and its Subsidiaries have signed an agreement relating to noncompetition, nonsolicitation, confidentiality and/or assignment of inventions. The Company and its Subsidiaries have taken all reasonable and appropriate steps to protect their trade secrets.

     (d) No loss or expiration of any Intellectual Property or related group of Intellectual Property owned or used by the Company and its Subsidiaries has occurred prior to the Closing which has had or would reasonably be expected to have a Company Material Adverse Effect, and no loss or expiration of any such Intellectual Property is pending or threatened in writing, or, to the Company's Knowledge, reasonably foreseeable.

     (e) (i) There have been no written claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or any of its Subsidiaries, (ii) the Company and its Subsidiaries have not received any written notices of any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property (including any demand or request that the Company or any of its Subsidiaries license any rights from a third party), (iii) the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property of other Persons and (iv) to the Knowledge of the Company, no Person has infringed upon or is currently infringing upon any material Intellectual Property of the Company and its Subsidiaries. The transactions contemplated by this Agreement will have no Company Material Adverse Effect on the right, title or interest in and to the Intellectual Property of the Company and its Subsidiaries listed on
Section 3.21(a) of the Company Disclosure Schedule and all of such Intellectual Property shall be owned or available for use by the Company and its Subsidiaries on substantially identical terms and conditions immediately after the Closing.

     3.22 Agreements With Customers and Suppliers.

     (a) Set forth on Section 3.22(a) of the Company Disclosure Schedule is a list of the fifty (50) largest customers of the Company and its Subsidiaries, based on aggregate revenue attributable to each such customer, during each of the following periods: (i) the latest twelve months ended February 28, 2005 (the "Latest Twelve Months"), (ii) the calendar year ended December 31, 2004 and
(iii) the calendar year ended December 31, 2003, together with (x) the aggregate amount of revenues attributable to such customer for each such period and (y) the gross profit (defined as net sales as determined in accordance with past practices less cost of good sold) attributable to each such customer during the Latest Twelve Months. With respect to the customers listed on Section 3.22(a) of the Company Disclosure Schedule for the Latest Twelve Months, no such customer has terminated, or materially reduced, or made a material change in its pattern of, purchasing from the Company or any of its Subsidiaries, and to the Knowledge of the Company, no such customer intends to do any of the foregoing, whether by reason of the consummation of the Transactions or otherwise.

     (b) Set forth on Section 3.22(b) of the Company Disclosure Schedule is a list of the twenty (20) largest suppliers to the Company and its Subsidiaries, during each of the following periods: (i) the Latest Twelve Months, (ii) the calendar year ended December 31, 2004 and (iii) the calendar year ended December 31, 2003, setting forth the aggregate amount of payments made by the Company or a Subsidiary to each Person for each such period. With respect to the suppliers listed on Section 3.22(b) of the Company Disclosure Schedule for the Latest Twelve Months, no such supplier has discontinued or materially diminished its relationship as a supplier to the Company or any Subsidiary, and to the Knowledge of the Company, no such supplier intends to do any of the foregoing, whether by reason of the consummation of the Transactions or otherwise.

     3.23 Corporate Documents; Books and Records. The books, records and accounts of the Company and its Subsidiaries, including all minute-books of the Company and its Subsidiaries, reflect in all material respects, the actions, meetings, transactions and the assets and liabilities of the Company and its Subsidiaries. The Company and each of its Subsidiaries have not engaged in any material transaction with respect to their respective businesses, maintained any bank account for their respective businesses, or used any of the funds of the Company or any of its Subsidiaries in the conduct of their respective businesses, except for transactions, bank accounts and funds which have been and are reflected in the books and records of the Company and each of its Subsidiaries.

     3.24 Powers of Attorney. Other than as set forth on Section 3.24 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted a power of attorney to any Person to act or execute documents on behalf of the Company or any of its Subsidiaries.

     3.25 Bank Accounts. Section 3.25 of the Company Disclosure Schedule sets forth each of the bank accounts and the employees of the Company and each of its Subsidiaries that are authorized signatories with respect to such accounts.

     3.26 Disclosure. This Agreement (including the Company Disclosure Schedule) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.27 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, its Subsidiaries, or its or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to Parent or its Affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

       ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

     4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2 Authority. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by Parent and Purchaser of the Transactions, have been duly authorized and approved by their respective Boards of Directors and adopted by Parent as the sole stockholder of Purchaser, and no other corporate action on the part of Parent and Purchaser is necessary to authorize the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to the Bankruptcy Exception.

     4.3 Consents and Approvals; No Violations.

     (a) Except for (i) the filing with the SEC of the Offer Documents and, if necessary, a Proxy Statement in definitive form, and other filings required under, and compliance with other applicable requirements of, the Exchange Act, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Purchaser of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to (A) have a Material Adverse Effect on Parent or Purchaser or (B) prevent or materially delay Parent's or Purchaser's performance of their respective obligations under this Agreement (a "Parent Material Adverse Effect").

     (b) Neither the execution and delivery of this Agreement by Parent or Purchaser, nor the consummation by Parent or Purchaser of the Transactions, nor compliance by Parent or Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Purchaser or (ii) assuming that the authorizations, consents, approvals and filings referred to in Section 4.3(a) are obtained and made, (x) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Parent or any of its Subsidiaries or (y) violate, conflict with or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement to which Parent, Purchaser or any of their respective Subsidiaries is a party that is material to Parent and its Subsidiaries, taken as a whole.

     4.4 Offer Documents; Schedule 14D-9; Proxy Statement. Subject to the accuracy of the representations and warranties of the Company set forth in
Section 3.10, neither the Offer Documents nor any information supplied (or to be supplied) in writing by or on behalf of Parent or Purchaser for inclusion in the
Schedule 14D-9 will, at the respective times the Offer Documents, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement (if any) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Offer Documents will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion in any of the foregoing documents.

     4.5 Ownership and Operations of Purchaser. Parent beneficially and of record owns all of the outstanding capital stock of Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and had conducted its operations only as contemplated hereby.

     4.6 Finders or Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

     4.7 No Other Representations or Warranties. Except for the representations and warranties made by Parent and Purchaser in this Article IV, Parent and Purchaser make no representations or warranties, and Parent and Purchaser hereby disclaim any other representations or warranties, with respect to Parent and Purchaser, their Subsidiaries, or their business, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent and Purchaser, notwithstanding the delivery or disclosure to the Company or its Affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

                ARTICLE 5 - ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Conduct of Business.

     (a) Except as (I) permitted by this Agreement, (II) required by applicable Law or (III) set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Purchase Date, unless Parent otherwise consents in writing (x) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course, consistent with past practice, (y) the Company shall use its best efforts to preserve the current relationships of the Company and its Subsidiaries with their respective customers, vendors, suppliers and other persons with which they have business relationships, and (z) the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (A) issue, sell or grant any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any warrants, options or rights to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (x) the Company may issue shares of Company Common Stock upon the exercise of options that are outstanding on the date hereof and (y) capital stock, voting securities or equity interests of the Company's Subsidiaries may be issued to the Company or a direct or indirect wholly owned Subsidiary of the Company; (B) redeem, purchase or otherwise acquire any outstanding shares of capital stock, voting securities or equity interests of the Company, or any warrants, options or rights to acquire any shares of capital stock, voting securities or equity interests of the Company, (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of capital stock of the Company; (D) split, combine, subdivide or reclassify any shares of capital stock of the Company; or (E) amend in any material respect or waive any of its material rights under, or accelerate the vesting under, any provision of the Stock Plans or any agreement evidencing any outstanding option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any related contract;

          (ii) incur any Company Indebtedness;

          (iii) sell, lease or dispose of any properties or assets that are material to the Company and its Subsidiaries, taken as a whole, to any Person (other than to the Company or a direct or indirect wholly owned Subsidiary of the Company), except (A) sales of inventory in the ordinary course of business, consistent with past practice, and (B) dispositions of obsolete or worthless assets in the ordinary course of business, consistent with past practice;

          (iv) make capital expenditures, except capital expenditures not in excess of $25,000 individually or $100,000 in the aggregate, for the Company and its Subsidiaries taken as a whole during any month;

          (v) make investments in or acquisitions (by purchase of securities or assets, merger or consolidation, or otherwise) of other Persons, businesses or divisions thereof;

          (vi) make loans or advances (other than travel and similar advances to its employees, and trade credit to customers, in the ordinary course of business, consistent with past practice) to any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company;

          (vii) (A) enter into, terminate, renew, extend or amend any Material Contract or Material Lease or any other contract or agreement that is material to the Company and its Subsidiaries taken as a whole, or (B) enter into or extend the term or scope of any contract or agreement that purports to restrict the Company or any Subsidiary from engaging in any line of business or in any geographic area;

          (viii) increase the compensation of any of its directors or employees or enter into, establish or amend in any material respect any employment, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any director, executive officer or employee, other than as required pursuant to applicable Law or the terms of agreements or commitments in effect as of the date hereof and listed in Section 5.1(a)(viii) of the Company Disclosure Schedule;

          (ix) make, revoke or change any Tax election or settle or compromise any Tax liability, other than an election not to have Section 382(l)(5) of the Code apply;

          (x) make any changes in financial or tax accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable Law;

          (xi) amend the Company Charter Documents;

          (xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

          (xiii) settle, compromise, fail to defend or cause a default judgment to be entered with respect to any claim, litigation or proceeding by or against the Company or any of its Subsidiaries, any of their respective assets, or any of their respective officers or directors in their capacity as such, (A) involving a claim of damages in excess of $25,000 or seeking equitable relief, or (B) relating to any of the Transactions;

          (xiv) accelerate accounts receivable on an aggregate basis;

          (xv) delay payments to vendors or others to whom the Company owes payments on a general basis (except for disputed payments);

          (xvi) create, or otherwise agree to, any restrictions on the ability of the Company or any of its Subsidiaries to transfer cash (or cash equivalents) between accounts outside of and inside the United States or on the free use of such cash;

          (xvii) establish, or enter into, or make a financial commitment or contribute to, or amend the terms of, or terminate any joint venture, partnership agreement or similar arrangement or contract involving a sharing of profits, losses, business or opportunities with any other Person, including without limitation any such action with respect to the Joint Venture or the subject matter of the 3.18(g) Document; or

          (xviii) agree, in writing or otherwise, to take any of the foregoing actions or take any action or agree, in writing or otherwise, to take any action that would cause the condition in paragraph (a) of Annex A not to be satisfied.

     (b) The Company agrees that, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated or permitted by this Agreement or as required by applicable Law, and except as may be agreed in writing by the Parent or Purchaser, the Company shall not, and shall not permit any of its Subsidiaries to, take any action or agree, in writing or otherwise, to take any action which would cause any of the representations or warranties of the Company set forth in this Agreement (A) that are qualified as to materiality or Material Adverse Effect to be untrue and
(B) that are not so qualified to be untrue in any material respect.

     (c) The Company shall give Purchaser notice of any effect, event or change that would reasonably be expected to have a Company Material Adverse Effect.

     5.2 Other Offers.

     (a) The Company shall cease, and shall cause its Subsidiaries to cease and use its reasonable best efforts to cause the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers and other representatives to cease, any discussions or negotiations with any Person that may be ongoing as of the date of this Agreement with respect to a Takeover Proposal. The Company shall not, and shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause the Company's and its Subsidiaries' respective directors, officers, employees, investment bankers and other representatives not to, (i) solicit, initiate or knowingly encourage (including by way of furnishing information) the initiation of any Takeover Proposal or (ii) participate in any discussions with any third party regarding, or furnish to any third party any non-public information in connection with, any Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company and its representatives may in any event (x) have discussions with any Person that has made an unsolicited Takeover Proposal solely in order to clarify and understand the terms and conditions of such proposal pursuant to a confidentiality agreement with such Person on terms and conditions no more favorable to such Person than those contained in the Joint Confidentiality Agreement (and the Company shall provide Parent and Purchaser with the same waivers of, and modifications to, the Joint Confidentiality Agreement as those made available to any other Person) if the Board of Directors of the Company, after consultation with its legal advisor, determines in good faith that it is necessary to take such action to comply with its fiduciary duties under applicable Law, and (y) if the Board of Directors of the Company receives an unsolicited Takeover Proposal that the Board of Directors of the Company, after consulting with its legal advisor and with its financial advisor, determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal and that it is necessary to take the following actions to comply with its fiduciary duties under applicable Law, then the Company may (A) furnish non-public information to the Person making such Takeover Proposal and (B) participate in discussions and negotiations with such Person regarding a Takeover Proposal, in each case pursuant to a confidentiality agreement with such Person on terms and conditions no more favorable to such Person than those contained in the Joint Confidentiality Agreement (and the Company shall provide Parent and Purchaser with the same waivers of, and modifications to, the Joint Confidentiality Agreement as those made available to any other Person).

     (b) Except as expressly permitted by this Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the determination by such Board of Directors described in clause (i) of
Section 3.3(b), the approval by such Board of Directors described in clause (ii) of Section 3.3(b) or the recommendation by such Board of Directors described in clause (iii) of Section 3.3(b), or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (ii) cause or authorize the Company or any of its Subsidiaries to enter into any contract or agreement (other than a confidentiality agreement) with respect to a Takeover Proposal (a "Company Acquisition Agreement"). Notwithstanding the foregoing the Board of Directors of the Company may (i) withdraw or modify its determination described in clause (i) of Section 3.3(b); (ii) withdraw or modify the approval of the Board of Directors described in clause (ii) of Section 3.3(b); and (iii) withdraw or modify its recommendation described in clause (iii) of Section 3.3(b) if the Board determines in good faith, after reviewing applicable provisions of state law and after consulting with its legal advisor, that such action is necessary for the Board of Directors to comply with its fiduciary duties under applicable Law. In addition, subject to compliance with the Company's obligations under Section 5.2(a), if the Board of Directors of the Company receives a Takeover Proposal that it determines in good faith, after consultation with its legal advisor and its financial advisor, constitutes a Superior Proposal and that it is necessary to take the following actions to comply with its fiduciary duties under applicable Law, the Board of Directors of the Company may enter into a Company Acquisition Agreement with respect to such Superior Proposal if (I) the Company provides written notice to Parent, which notice must be received by Parent at least five Business Days (inclusive of the day of receipt by Parent of such notice) prior to the time it intends to cause the Company to enter into such Company Acquisition Agreement, advising Parent that the Board of Directors of the Company has received a Takeover Proposal which it believes constitutes a Superior Proposal and intends to accept and, with respect to which, enter into a Company Acquisition Agreement, subject to the provisions of this Section 5.2(b), providing a copy of any written offer or proposal describing the Superior Proposal and identifying the Person making such Superior Proposal, (II) as of the end of such five (5) Business Day period referenced above, Parent shall have failed to revise the terms of the Offer and the Merger to an extent necessary to cause the Board of Directors to change its determination that such Takeover Proposal continues to be a Superior Proposal, and (III) the Company terminates this Agreement pursuant to Section 7.1(c)(ii) within three Business Days after the lapse of the five (5) Business Day period referenced above, concurrently enters into a Company Acquisition Agreement with respect to such Superior Proposal and pays the Termination Fee to Parent in accordance with Section 7.3.

     (c) For purposes of this Agreement:

                                    "Takeover Proposal" means any inquiry,
                  proposal or offer from any Person (other than Parent and its Subsidiaries) relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or involving any Subsidiary (or Subsidiaries) or any assets of the Company and its Subsidiaries equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable; in each case, other than the Transactions.

                                    "Superior Proposal" means a proposal to
                  acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the outstanding shares of Company Common Stock or all or substantially all of the assets (which may include securities of Subsidiaries) of the Company and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Board of Directors of the Company determines in its good faith and reasonable judgment (after consultation with a financial advisor) to be more favorable to the Company's stockholders from a financial point of view than the Transactions, taking into account at the time of determination the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

     5.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate the Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Transactions and (iii) use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and
(y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

     5.4 Public Announcements. Before the initial press release referred to in the next sentence, there shall be no public announcement whatsoever by the Company or the Parent or the Purchaser related to this Agreement or the Transactions except for the Company's Current Report on Form 8-K that complies with Section 1.2(c). The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company, Parent nor Purchaser shall, without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement or the Transactions, except for any such press release or public announcement as may be required by Law as determined in the good faith judgment of the party proposing to make such release or announcement, upon advice of counsel, provided that no such release or announcement shall be made before two (2) Business Days (or such lesser amount of time, if and to the extent counsel to such party advises that the two (2) Business Day period is not permissible under applicable Law) after notice of the same has been given to the other party.

     5.5 Access. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees and other representatives of Parent, during the period prior to the Effective Time, access to its properties, books, contracts, commitments and records, and to its officers, employees and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and
(b) all other information concerning its business, properties and personnel as Parent may request.

     5.6 Cross-References in Schedules; Supplemental Disclosure.

     (a) Any matter disclosed in one section of the Company Disclosure Schedule is only deemed to be disclosed in such other sections of the Company Disclosure Schedule for which it is readily apparent to a reader (on its face or by way of an appropriate cross reference) that such item is required by this Agreement to be disclosed in such other sections (by way of example, without limiting the generality of the foregoing, disclosure of a breach of contract shall be disclosure of such breach for all representations in which it is readily apparent (on its face or by way of an appropriate cross reference) that such breach is required to be disclosed by this Agreement, including the representation relating to the absence of undisclosed liabilities, but disclosure of the existence of a contract shall not be disclosure of (i) the need for consent under such contract in connection with the Transactions in the absence of a statement of the need for such consent, or (ii) of a breach of such contract in the absence of a disclosure of such breach).

     (b) The Company and its Subsidiaries shall from time to time prior to the Closing Date supplement in writing the Company Disclosure Schedule with respect to any matter hereafter arising that, if existing or known as of the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule; provided, however, that none of such disclosures shall be deemed to cure any breach of the representations and warranties of the Company or any of its Subsidiaries or the Company Disclosure hereto for the purposes of this Agreement (including Article VII and Annex A). During the same period, the Company shall also promptly notify Purchaser of the occurrence of any breach of any covenant of the Company or any of its Subsidiaries contained herein, or of any event that may make the satisfaction of the conditions set forth in this Agreement impossible or unlikely.

     5.7 Director and Officer Indemnification. From and after the Purchase Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume all obligations of the Company to each individual who at the Effective Time is, or any time prior to the Effective Time was, a director or officer of the Company or any of its Subsidiaries (the "Indemnitees") in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time ("Indemnified Liabilities") as provided in the Company Charter Documents. Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, shall cause the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to Indemnified Liabilities than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions, as they apply to Indemnified Liabilities, shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the Indemnitees with respect to Indemnified Liabilities. On or before the Purchase Date, the Company shall purchase a six (6) year Extended Reporting Provision (Tail) under its current Director's & Officer's Liability policy, to include Employment Practices Liability and Fiduciary Liability, which will be the sole and exclusive source of funding for the Surviving Corporation's and its Subsidiaries' obligations to Indemnitees in respect of Indemnified Liabilities. Notwithstanding the foregoing and notwithstanding anything to the contrary set forth in the Company Charter Documents or the above-referenced insurance policies, the Company and/or one or more of its Subsidiaries may merge with and into other Persons so long as the rights of the Indemnitees in respect of Indemnified Liabilities are not adversely affected thereby.

     5.8 Delivery of Financial Information. From the date hereof to the Closing Date, the Company shall deliver to Purchaser: (i) as soon as available, but in no event later than thirty (30) days after the end of each month subsequent to the date hereof, (A) consistently prepared consolidated financial statements of the Company and (B) the information called for by Section 3.22(a) and Section 3.22(b) with respect to the most recently completed month; and (ii) such other financial and operating information regarding the business of the Company and its Subsidiaries as Purchaser reasonably requests, including, without limitation, monthly capital expenditure reports. Such financial statements have been and will be prepared on a basis consistent from period to period.

     5.9 Third Party Claims relating to the Transactions. The Company agrees to indemnify and hold harmless Parent and Purchaser and their respective Affiliates from and against, and to reimburse and pay such parties as incurred with respect to, any and all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, lost profits, diminutions in value, costs and expenses, including reasonable attorneys' fees and costs of investigation, arising out of or relating to any proceeding set forth in clause (d) of Annex A that is in the nature of a claim made by an equityholder of the Company, whenever in a derivative suit or otherwise.

                      ARTICLE 6 - CONDITIONS TO THE MERGER

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Effective Time of the following conditions:

     (a) The Stockholder Approval shall have been obtained, if and to the extent required by applicable Law and the certificate of incorporation of the Company, in order to consummate the Merger;

     (b) No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

     (c) Purchaser shall have purchased Shares pursuant to the Offer, provided that this condition shall be deemed satisfied with respect to Parent and Purchaser if Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement;. and

     (d) all Company Closing Costs, which shall not exceed $800,000, shall be paid by Parent or Purchaser in full by wire transfer or check upon receipt from the payees of (i) reasonably itemized invoices and (ii) written acknowledgment of payment in full.

                            ARTICLE 7 - TERMINATION

     7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after Stockholder Approval thereof:

     (a) By the mutual written consent of the Company and Parent duly authorized by the respective Boards of Directors of the Company (including, from and after the Purchase Date, the Independent Director Approval contemplated by Section 1.3) and Parent.

     (b) By either of the Company or Parent:

               (i) if any Governmental Entity shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Offer or the Merger or making the Offer or the Merger illegal, or (B) an injunction, judgment, order, decree or ruling, or taken any other action, in each case, permanently enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under this Agreement (including Section 5.3);

               (ii) if the Offer shall have expired pursuant to its terms (and not have been extended) without any Shares being purchased therein, provided, that the right to terminate this Agreement under this
          Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in the failure of Purchaser to purchase Shares in the Offer; or

               (iii) if Purchaser has not accepted the Shares for payment pursuant to the Offer on or before July 15, 2005 (the "Outside Date"), unless the failure to do so on or before the Outside Date is the result of a breach of this Agreement by the party seeking to terminate this Agreement.

     (c) By the Company:

               (i) if Purchaser shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1;

               (ii) if it has entered into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2; provided, however, that the Company may only exercise this termination right prior to the Purchase Date; and, provided, further, that the Company makes payment of the Termination Fee in accordance with Section 7.3; or

               (iii) if (A) the representations and warranties of Parent or Purchaser set forth in this Agreement shall not be true and correct on and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), except (x) for changes permitted by this Agreement or (y) where all such failures to be true and correct in the aggregate would not have a Parent Material Adverse Effect, or (B) Parent or Purchaser shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by them, which inaccuracy, breach or failure (in each case under clauses (A) and (B)) has not been cured within ten (10) Business Days after Parent receives from the Company written notice of such inaccuracy, breach or failure; provided, however, that the Company may only exercise this termination right prior to the Purchase Date.

     (d) By Parent:

               (i) if the Board of Directors of the Company or any committee thereof (i) shall have withdrawn or modified or publicly proposes to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or any of the Transactions, (ii) fails to recommend to the stockholders of the Company that they accept the Offer and tender their Shares to Purchaser pursuant thereto, or
          (iii) shall have recommended to the stockholders of the Company a Takeover Proposal, or publicly proposes to approve or recommend to the stockholders of the Company a Takeover Proposal; provided, however, that Parent may only exercise this termination right prior to the Purchase Date;

               (ii) if the Company enters into a Company Acquisition Agreement;
          or

               (iii) if (A) the representations and warranties of the Company set forth in this Agreement shall not be true and correct on and as of the date of such determination as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), except
          (x) for changes permitted by this Agreement or (y) where all such failures to be true and correct would not have a Company Material Adverse Effect, or (B) the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy, breach or failure (in each case under clauses (A) and (B)) has not been cured within ten (10) Business Days after the Company receives from Parent written notice of such inaccuracy, breach or failure; provided, however, that Parent may only exercise this termination right prior to the Purchase Date.

     7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the Joint Confidentiality Agreement (subject to its terms), Sections 5.4, 5.9, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement at any time, and there shall be no liability on the part of Parent or the Company or their respective directors, officers and Affiliates, except (i) the Company may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement. In the event of termination of this Agreement pursuant to Section 7.1 prior to the expiration of the Offer, Purchaser shall terminate the Offer without the purchase of Shares thereunder.

     7.3 Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or by Parent pursuant to Section 7.1(d), the Company shall pay to Parent, by wire transfer of immediately available funds to an account designated by Parent reasonably in advance of such transmission, a non-refundable termination fee equal to $930,000 in cash (the "Termination Fee") on the date of any such termination. Parent's acceptance of any sum pursuant to this Section 7.3 shall constitute conclusive evidence that this Agreement has been validly terminated. The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that Parent and Purchaser would not have entered into this Agreement without such agreements. Accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit which results in a final, non-appealable judgment issued by a court of competent jurisdiction against the Company for such amounts, the Company shall pay to Parent any costs and expenses (including reasonable attorneys' fees) incurred in connection with such suit.

                           ARTICLE 8 - MISCELLANEOUS

     8.1 No Survival of Representations and Warranties; etc. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time except that the agreements set forth in Section 5.7 shall survive the Effective Time for a period of six (6) years and the agreements set forth in Article 2, Section 5.9 and this Article 8 shall survive the Effective Time indefinitely.

     8.2 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after approval of any of the transactions contemplated hereby by stockholders of the Company, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company after the Purchase Date shall include the Independent Director Approval contemplated by
Section 1.3); provided, however, that no such written agreement shall be required for supplements to the Company Disclosure Schedule made pursuant to
Section 5.6, and provided, further that following approval of the transactions contemplated hereby by stockholders of the Company there shall be no amendment or change to the provisions hereof which by Law would require stockholder approval without such approval.

     8.3 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions; provided, however, that in the case of the Company following the Purchase Date the Independent Director Approval contemplated by Section 1.3 is obtained. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Parent or Purchaser may assign any of their rights, interests or obligations hereunder to any of their Affiliates or to any financial institution providing financing to pay all or a portion of the Merger Consideration or in connection with any sale of all or substantially all of the assets or stock of Parent or Purchaser, including by way of merger; provided, however, that any such assignment shall not relieve Parent or Purchaser from their respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.

     8.5 Counterparts; Effectiveness. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto. Signatures sent by fax or PDF shall constitute originals.

     8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with Annex A hereto, the Company Disclosure Schedule and the Joint Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

     8.7 Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal or State court sitting in the State of Delaware.

(d) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     8.8 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

                  If to Parent or Purchaser, to:

                           FFG Industries, Inc.
                           10 Mountainview Road
                           201 North Atrium
                           Upper Saddle River, New Jersey 07458
                           Attention: Carlo W. Colesanti
                           Chairman, President and Chief Executive Officer Facsimile No.: (201) 236-8154

                           with a copy to:

                           Edwards & Angell, LLP
                           2800 Financial Plaza
                           Providence, Rhode Island  02903
                           Attention:  Paul Mahoney, Esq.
                           Facsimile No.:  (401) 276-6611

                           If to the Company, to:


                           Technology Flavors & Fragrances, Inc.
                           10 Edison Street East
                           Amityville, NY  11701
                           Attention:  Philip Rosner
                           Chairman and Chief Executive Officer

                           with a copy (which shall not constitute notice) to:

                           Meyer, Suozzi, English & Klein, PC
                           1505 Kellum Place
                           Mineola, NY  11501
                           Attn.:  Barry R. Shapiro, Esq.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the Business Day such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the Business Day after which such notice is sent; (iii) on the first Business Day following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth Business Day following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

     8.9 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

8.11     Definitions; Construction.

     (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

                  "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

                  "Business Day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

                  "Company Indebtedness" shall mean (i) all indebtedness of the Company and its Subsidiaries for borrowed money, (ii) all obligations of the Company and its Subsidiaries for the deferred purchase price of property or assets, (iii) all obligations of the Company and its Subsidiaries evidenced by notes (including promissory notes issued in consideration for the purchase of stock or assets of any business), bonds, debentures, guarantees or other similar instruments and (iv) all capital leases, which, in the case of clauses (i) through (iv) above, shall include all accrued interest thereon and applicable prepayment premiums and any other fees, costs or expenses payable in connection therewith.

                  "GAAP" shall mean generally accepted accounting principles in the United States.

                  "Governmental Entity" shall mean any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

                  "Intellectual Property" means all (i) patents, patent applications, patent disclosures and inventions, whether foreign or domestic, including all reissues, continuations, divisions, continuations in part and renewals and extensions thereof, (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software (including both source and object code), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "Knowledge" whether or not capitalized, when used in this Agreement in the phrase, "Knowledge of the Company," or similar phrases, means the actual knowledge of the following officers and employees of the Company or a Subsidiary of the Company: Philip Rosner, Joseph Gemmo, Gary Frumberg, Virginia Bonofiglio, Harvey Farber, Joseph Piazza, Ronald J. Dintemann and Leo Salas and shall be deemed to include the actual knowledge of any such individual and the knowledge which any such individual would have obtained after making a reasonable inquiry of those employees or managers of the Company (or such Subsidiary of the Company) with principal day-to-day operational responsibility with respect to a particular matter.

                  "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Entity.

                  "Purchase Date" shall mean the first date on which Purchaser accepts for payment Shares tendered and not withdrawn pursuant to the Offer.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Subsidiary" when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing 50% or more of the ordinary voting power (or, in the case of a non-corporate entity, 50% or more of the ownership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party.

                  "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Offer and the Merger.

     (b) The following terms are defined on the page of this Agreement set forth after such term below:

Agreement...................................1
Balance Sheet Date..........................15
Bankruptcy Exception........................14
Certificate of Merger.......................7
Certificates................................8
Closing.....................................7
Closing Date................................7
COBRA.......................................22
Code........................................10
Company.....................................1
Company Acquisition Agreement...............38
Company Charter Documents...................12
Company Common Stock........................1
Company Disclosure Schedule.................11
Company Indebtedness........................16
Company Material Adverse Effect.............12
Company Stockholders Meeting................6
DGCL........................................1
Dissenting Shares...........................10
Dissenting Stockholders.....................10
Effective Time..............................7
Environmental Claims........................23
Environmental Laws..........................23
Environmental Liabilities...................24
ERISA.......................................20
ERISA Affiliate.............................21
Exchange Act................................1
Hazardous Materials.........................24
Indemnitees.................................41
Independent Director Approval...............5
Independent Director........................5
Joint Confidentiality Agreement.............1
Latest Twelve Months........................31
Laws........................................18
Material Adverse Effect.....................12
Material Contracts..........................27
Material Lease..............................28
Merger......................................1
Merger Consideration........................8
Minimum Condition...........................2
Multiemployer Plan..........................21
Non-U.S. Benefit Plan.......................21
Offer.......................................1
Offer Documents.............................3
Offer Price.................................1
Parent......................................1
Parent Material Adverse Effect..............33
Paying Agent................................8
PBGC........................................21
Permits.....................................18
Permitted Encumbrances......................28
Policies....................................26
Proxy Statement.............................6
Purchaser...................................1
Release.....................................24
Remedial Action.............................24
Schedule 14D-9..............................3
Schedule TO.................................3
SEC Documents...............................15
Securities Act..............................13
Share.......................................1

Stock Plans.................................[  ]
Stockholder Approval........................14
Stockholder Support Agreements..............1
Superior Proposal...........................39
Surviving Corporation.......................7
Takeover Proposal...........................39
Tax Returns.................................20
Taxes.......................................20
Termination Fee.............................44
U.S. Benefit Plan...........................20
U.S. Pension Plan...........................21
WARN........................................23

     (c) As used in this Agreement, "including" shall mean "including, without limitation."

     (d) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     8.12 Amendment and Termination of Joint Confidentiality Agreement. To the extent that the terms hereof conflict with the terms of the Joint Confidentiality Agreement, the terms hereof shall control and the Joint Confidentiality Agreement shall be deemed to be amended to the extent (and only to the extent) necessary to conform to the terms hereof. As of and upon the Effective Time, the Joint Confidentiality Agreement shall be terminated and shall be of no further force and effect.

                  [Remainder of Page Intentionally Left Blank.]

                    [Signature Page to the Merger Agreement]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                      FFG INDUSTRIES, INC.



                                      By: /s/ Carlo Colesanti
                                      ---------------------------------------
                                           Name: Carlo Colesanti
                                           Title: Chairman, President & CEO


                                      FFG MERGER CORPORATION



                                      By: /s/ Carlo Colesanti
                                      ---------------------------------------
                                           Name: Carlo Colesanti
                                           Title: Chairman, President & CEO




                                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.



                                      By: /s/ Joseph A. Gemmo
                                      ---------------------------------------
                                           Name:  Joseph A. Gemmo
                                           Title: Vice President and Chief
                                                  Financial Officer

                                     ANNEX A

                                  ------------

                             Conditions to the Offer

                             -----------------------



                  The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term the "Agreement" shall be deemed to refer to the attached Agreement.

                  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and (subject to the provisions of the Agreement) may terminate the Offer and not accept for payment any tendered Shares if (i) the Minimum Condition shall not have been satisfied at the expiration of the Offer, or (ii) immediately prior to the expiration of the Offer, any of the following conditions shall exist:

                  (a) (A) the representations and warranties of the Company set forth in the Agreement shall not be true and correct at and as of the expiration of the Offer as if made on such date (other than those representations and warranties that address matters only as of a particular date which are true and correct as of such date), except where all such failures to be true and correct (without giving effect to any Material Adverse Effect or materiality qualifiers set forth therein) in the aggregate would not have a Company Material Adverse Effect, or (B) the Company shall have breached or failed in any material respect to perform or comply with any obligation, agreement or covenant required by the Agreement to be performed or complied with by it prior to the expiration of the Offer;

                  (b) Purchaser shall fail to obtain financing to consummate the Transactions on terms and conditions satisfactory to Purchaser;

                  (c) there shall have been any Law or Order promulgated, entered, enforced, enacted, issued or deemed applicable to the Offer or the Merger by any court of competent jurisdiction or other competent Governmental Entity which, directly or indirectly, (1) prohibits, or imposes any material limitations on, Parent's or Purchaser's ownership, operation or control (or that of any of their respective Subsidiaries or Affiliates) of any portion of their or the Company's businesses or assets, or compels Parent or Purchaser (or their respective Subsidiaries or Affiliates) to dispose of or hold separate any portion of their or the Company's business or assets, (2) prohibits, restrains or makes or seeks to make illegal or imposes material limitations on the ability of Purchaser or Parent (or any of their respective Subsidiaries or Affiliates) effectively to acquire or to hold or to exercise full rights of ownership of the Shares purchased pursuant to the Offer including, without limitation, the right to vote such Shares on all matters properly presented to the Company's stockholders, (3) imposes or seeks to impose any condition to the Offer which is unacceptable to Parent or Purchaser, or (4) or otherwise causes a Company Material Adverse Effect or Parent Material Adverse Effect;

                  (d) there shall be threatened, instituted or pending any action, suit, proceeding, application or counterclaim brought by a Governmental Entity or by any Person, domestic or foreign (whether brought by the Company, an Affiliate of the Company, or any other Person) (1) challenging or seeking to make illegal the acquisition by Parent or Purchaser of the Shares or otherwise seeking to restrain, delay or prohibit the making or consummation of the Offer, the Merger or any other subsequent business transaction with the Company, (2) challenging or seeking to, or which is reasonably likely to, make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or seeking to, or which is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by the federal securities laws and the DGCL, in connection with making the Offer, the acceptance for payment of, or payment for, any Shares by Parent or Purchaser or any other Affiliate of Parent, or the Merger or other business combination with the Company, or seeking to obtain material damages in connection therewith, or (3) that could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (1) through (4) of paragraph (c) above;

                  (e) the Agreement shall have been terminated in accordance with its terms;

                  (f) there shall have been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                  (g) the restrictions on business combinations contained in the Delaware Takeover Statute applies to Parent or the Purchaser in connection with the Offer or the Merger;

                  (h) there shall have occurred (1) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market in excess of one day, (2) any limitation (whether or not mandatory) by any United States Governmental Entity on the extension of credit by banks or other financial institutions, or (3) any change deemed material in the market price of the Shares or in the securities or financial markets in the United States;

                  (i) any required approval, permit, authorization, waiver or consent of any Governmental Entity or of those Persons party to Material Contracts or Material Leases required in connection with the Transactions shall not have been obtained on terms satisfactory to Parent or Purchaser;

                  (j) the Company shall not have delivered (a) a certificate setting forth the amounts of Company Indebtedness and Company Closing Costs as of the Closing Date, signed by the Chief Financial Officer of the Company and
(b) pay-off letters, releases, lien discharges and any other documents reasonably requested by Parent or Purchaser reflecting the satisfaction in full of, and releases of any encumbrances securing, the obligations under the Bond Documents, all Company Indebtedness and Company Closing Costs, effective upon payment by Parent or Purchaser of the amounts set forth in such documents, provided that it shall be the obligation of Parent or Purchaser, not the Company, to fund the payment of such amounts, and actual payment by Parent or Purchaser of such amounts shall not be a condition for the benefit of Parent and Purchaser for purposes of this Annex A; or

                  (k) any of those key employees set forth on Section A-1 of the Company Disclosure Schedule shall not be employed by the Company on a full-time basis pursuant to employment agreements and noncompetition agreements with terms mutually satisfactory to such employees and Purchaser.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by either of them regardless of the circumstances giving rise to such conditions or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser (except for any conditions which, pursuant to Section 1.1 of the Agreement, may only be waived with the Company's consent). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                  If the Offer is terminated, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.